UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2020

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry Into A Material Definitive Agreement.

On September 11, 2020, Quidel Corporation (the “Company”) entered into Amendment No. 1 to Amended and Restated Credit Agreement (“Amendment No. 1”), which amends that certain Amended and Restated Credit Agreement, dated as of August 31, 2018 (the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and Bank of America, N.A., as administrative agent. Amendment No. 1 (i) increases the dollar amount of permitted stock repurchases that the Company can make during the term of the Credit Agreement to no more than $400 million after September 11, 2020 and (ii) makes various other amendments to harmonize the Credit Agreement with the administrative agent’s current policies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2020, the Board appointed Robert J. Bujarski, the Company’s Senior Vice President, North America Commercial Operations and General Counsel of the Company, to serve as Chief Operating Officer of the Company, effective on September 14, 2020. In connection with Mr. Bujarski's promotion, his annual base salary was increased to $515,000 and he was granted 2,935 stock options and 1,254 time-based restricted stock units (RSUs) on September 14, 2020. One half of the stock options will vest on the second anniversary of the date of grant and one quarter will vest on the third and fourth anniversary of the date of grant, and one-quarter of the RSUs will vest each year on the anniversary of the date of grant, each subject to continued employment. Mr. Bujarski, 52, previously served as Senior Vice President, North America Commercial Operations and General Counsel of the Company since July 2019. He also recently served as our Senior Vice President, Business Development from August 2009 through July 2019 and as Corporate Secretary until February 2019. Additional biographical information about Mr. Bujarski's experience is included in the Company's proxy statement for its 2020 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2020

QUIDEL CORPORATION

By:	/s/ Phillip S. Askim
Name:	Phillip S. Askim
Its:	Secretary